EXHIBIT 10.1

AMENDMENT TO THE STRATEGIC COLLABORATION AND LICENSE AGREEMENT

This AMENDMENT (the "Amendment") to the STRATEGIC COLLABORATION AND LICENSE AGREEMENT, dated February 29, 2016 (the "Agreement") is made and entered into as of October 31, 2017 ("Effective Date") by and between:
pH Pharma Co., Ltd., a corporation incorporated under the laws of the Republic of Korea, located at 9F., The-K Twin Towers A, 50 Jongno 1-Gil, Jongno-gu, Seoul 03142, Korea ("PH"), and AntriaBio, Inc., a corporation incorporated under the laws of Delaware, located at 1450 Infinite Drive, Louisville, Colorado 80027 (the "Company"). PH and the Company may be individually referred to as a "Party" and together as the "Parties".
WHEREAS, PH and the Company desire to amend the Agreement;
WHEREAS, PH has purchased $5,000,000 of the Company's equity;
NOW THEREFORE, it is hereby agreed as follows:
Unless otherwise provided herein, all terms of the Agreement shall have the same meanings for the purpose of this Amendment, which forms an integral part of the Agreement.
Section 3 and Section 15 of the Agreement shall be amended in their entirety as follows:
3.    AB101 License
     Grant of Rights.  The Company hereby grants PH the following rights:
3.1
Exclusive License.  An exclusive, transferable, able to grant the rights of co-promotion and distribution, sublicenseable, through multiple tiers of sublicensees, royalty-bearing right and license under AB101 patents, patent applications and all other relevant Company intellectual property, including know-how, that is or may be useful or necessary (collectively "Intellectual Property") to manufacture and or offer for sale, sell and import, export, and otherwise dispose of, commercialize, and exploit in any manner the Company's once weekly injectable basal insulin known as "AB101" in Republic of Korea, Thailand, Malaysia, Singapore, Vietnam, Myanmar, Mongolia, and Kazakhstan (collectively, the "Territory").

3.2	Reserved.

3.3
No Implied Licenses.  PH acknowledges that the license granted in this Agreement is limited to the scope expressly granted and that, subject to the terms and conditions of this Agreement, all other rights under all Intellectual Property are expressly reserved by the Company.

3.4
Sublicenses.  Licensee shall have the right to grant the rights of co-promotion and distribution or to sublicense its rights hereunder (through multiple tiers of sublicensees) without the consent of the Company ("Sublicense"); provided, that PH must provide 30 days prior written notice to the Company before granting any Sublicense to a third party. PH shall not be obligated to disclose the identity of the Sublicensee or any terms of such Sublicense.

15.    Notices

Any notice, declaration or other communication required or authorized to be given by any Party under this Agreement to the other Party will be in writing in the English language and will be personally delivered, sent by email (with a copy by ordinary mail in either case) or dispatched by courier addressed to the other Party at the address stated below or such other address as will be specified by the Parties by notice in accordance with the provisions of this Section 15.  Any notice will operate and be deemed to have been served, if personally delivered, sent by fax or by courier on the next following Business Day.

PH's and Company's addresses for the purposes of this Agreement will be as follows:

If to PH:

Attention: Chief Executive Officer
pH Pharma Co., Ltd.
9F., The-K Twin Towers A, 50 Jongno 1-Gil,
Jongno-gu, Seoul 03142,
Korea
Telephone: +82-2-3706-4300

With a copy (that will not constitute notice) to:

Attn: Chief Executive Officer
pH Pharma Inc.,
545 Middlefield Road, Suite 208,
Menlo Park, CA 94025.
Tel: (650) 868-0941

If to the Company:

Attention: Chief Executive Officer
1450 Infinite Drive
Louisville, CO 80027
Telephone: (303) 222-2128

With a copy (that will not constitute notice) to:
Dorsey & Whitney
Attention: Michael Weiner
1400 Wewatta Street Suite 400
Denver, CO  80202
Telephone: (303) 629-3400

IN WITNESS WHEREOF, each Party has caused this Amendment to be executed by its duly authorized representatives:

pH Pharma Co., Ltd. By: /s/ Henry Kim Henry Hyun-Joon Kim, CFO	AntriaBio, Inc. By: /s/ Nevan Elam Nevan Charles Elam, CEO & President